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EXHIBIT 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2020, relating to our estimates of reserves and future net revenue of Felix Energy Holdings II, LLC, which appears in WPX Energy Inc.'s Current Report on Form 8-K/A. We also consent to the references to our firm contained in this Registration Statement and the related prospectus, including under the caption "Experts."

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ DANNY D. SIMMONS, P.E. Danny D. Simmons, P.E. President and Chief Operating Officer

Houston, Texas
March 12, 2020

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS